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                                                                     Exhibit 4.2

                            WESTBANK CAPITAL TRUST I
                              DECLARATION OF TRUST
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          THIS DECLARATION OF TRUST, dated as of August 24, 1999 (the
"Declaration of Trust" or the "Trust Agreement"), is by and among (i) Westbank Corporation, a Delaware corporation (the "Sponsor"), and (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

          1.   Creation of Trust.
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               (a) The trust created hereby (the "Trust") shall be known as
"Westbank Capital Trust I."

               (b) The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10.00. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)3801 et seq. (the "Business Trust Act"), and that
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this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

               (c) The Trustee is authorized and directed to enter into such documents and take such other action as the Sponsor specifically directs in written instructions delivered to the Trustee; provided, however, the Trustee shall not be required to take any action if the Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Trustee is a party.

          2.   Concerning the Trustee.
               -----------------------

               (a) Except as otherwise expressly required by Section 1 of this Declaration of Trust, the Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Declaration of Trust on the part of the Trustee. The Trustee shall not be liable for the acts or omissions of the Sponsor nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Sponsor.

               (b) The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Declaration of Trust. The Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                  (i) The Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;
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                  (ii) No provision of this Declaration of Trust shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (iii) Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

                  (iv) The Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Declaration of Trust or for the due execution hereof by the Sponsor;

                  (v) In the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

                  (vi) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Sponsor; and

                  (vii) To the extent that, at law or in equity, the Trustee has duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of this Declaration of Trust.

          (c) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (d) In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

          (e) Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its
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individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust's property for payment or satisfaction thereof.

          3. The Sponsor and the Trustee will enter into an Amended and Restated Declaration of Trust (including such other parties as stated therein), satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as expressly set forth herein or as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4. The Sponsor and the Trustee hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, who may increase or decrease the number of Trustees; provided, however, that, to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior written notice to the Sponsor.
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          7.   This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



                            [SIGNATURE PAGE FOLLOWS]
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        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                    WESTBANK CORPORATION, as Sponsor



                                    By:  /s/ Donald R. Chase
                                        ---------------------------------
                                    Name: Donald R. Chase
                                    Title: President and CEO


                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By: /s/ Anita Dallago
                                        ----------------------------------
                                    Name:  Anita Dallago
                                    Title: Administrative Account Manager